ACTION BY UNANIMOUS CONSENT OF THE

                       BOARD OF DIRECTORS

                                OF

                     MICRO-HYDRO POWER, INC.

          The undersigned, being the duly elected and incumbent directors of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), acting pursuant to Section 141(f) of the Delaware General Corporation Law, do hereby adopt the following resolutions, effective as of the date hereof, unless indicated otherwise:

          RESOLVED, that the Company acquire the assets of The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley"), in consideration of the exchange of 7,000,000 "unregistered" and "restricted" shares of the $0.00001 par value common stock of the Company, and assume the liabilities of Kingsley described in Exhibit B of the Agreement and Plan of Reorganization (the "Plan") between the Company, Kingsley and the Kingsley Stockholders, presented to a meeting of the Board of Directors;

          FURTHER, RESOLVED, that in the good faith judgment of the directors, the acquisition of the assets listed in Exhibit B and the assumption of the liabilities listed in Exhibit B as contemplated by the Plan is fair, just and equitable, and in the best interest of the stockholders of the Company;

          FURTHER, RESOLVED, that such shares, when issued, be deemed validly issued, fully paid and non-assessable;

          FURTHER, RESOLVED, that the delivery of such shares be subject to the execution and delivery of an Investment Letter by each Kingsley Stockholder; the execution and delivery of the Plan by each Kingsley Stockholder who is party to the Plan and Kingsley; and compliance by Kingsley and the Kingsley Stockholders with all of the terms and provisions thereof prior to Closing;

          FURTHER, RESOLVED, that the officers of the Company be and they hereby are authorized and directed to execute and deliver the Plan and all other documents required or deemed necessary to complete the Plan for and on behalf of the Company pursuant to which the Company shall acquire the assets and assume the liabilities described in Exhibit B to the Plan in exchange for shares of the Company in a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended;


          FURTHER, RESOLVED, that on Closing, the following persons nominated by the Board of Directors of Kingsley and as outlined in
          Section 1.5 of the Plan be designated as the directors and executive officers of the Company, to serve until the next respective annual meetings of the stockholders and directors and until their successors are elected and qualify, or until his or her earlier resignation or termination: Ralph Dickenson, Chairman, CEO and President; Verdo (Bert) Lancaster, Vice President and Director; Richard Dutson, Secretary/Treasurer and Director; Russell Ratliff, non-voting member of the Board of Directors; Catherine Dickenson, Director; and James Whitehead, Director;

          FURTHER, RESOLVED, if the Plan is completed as contemplated, the Company accept the resignations, in seriatim, of Quinton N. Hamilton, Thomas J. Howells and Kathleen L. Morrison effective on the Closing;

          FURTHER, RESOLVED, the Company adopt a written compensation agreement to issue 300,000 pre-split shares of its common stock which shares will be issued subject to the prompt filing of a Registration Statement with the Securities and Exchange Commission on Form S-8 to the following persons for non-capital raising services: Duane S. Jenson, 79,600 shares; Jeffrey D. Jenson, 79,600 shares; Travis Jenson, 39,800 shares; Quinton Hamilton, 1,000 shares; Thomas C. Howells, 25,000 shares; Kathleen L. Morrison, 25,000 shares; and Leonard W. Burningham, Esq., 50,000 shares; and that the Company's President be the agent for all purposes of the Form S-8 Registration Statement;

          FURTHER, RESOLVED, that 2,400,000 pre-split "restricted securities" be issued, subject to raising funding for the reorganized Micro-Hydro by Southeast Financial Consulting, Inc. pursuant to a Consulting and Compensation Agreement dated December 15, 1998, a copy of which is attached hereto and incorporated herein by reference; provided, however, that 120,000 of these shares be issued to Jenson Services, Inc.; and that 50,000 pre-split "restricted securities" be issued to Leonard W. Burningham, Esq. for services rendered and an additional 50,000 pre-split "restricted securities" be issued to Jenson Services, Inc. for services rendered;

          FURTHER, RESOLVED, that a Proxy Statement or Information Statement be prepared and mailed to all stockholders of record as of the closing of the Plan on December 18, 1998, regarding a special meeting or action by consent regarding the proposed name change to "The Kingsley Coach, Inc." and reverse split of one for two post-Plan shares;

          FURTHER, RESOLVED, that each stockholder of Kingsley who has signed the Plan between the Company and Kingsley, be and hereby is deemed to be a stockholder "of record" of the Company for purposes of voting or consenting to the name change and reverse split; and

          FURTHER, RESOLVED, that the Company change its symbol on the OTC Bulletin Board to one of the following symbols, in this order of preference: KNGS, COCH, KOCH or KNGY.




Date: 18 Dec. 98                        /s/Quinton N. Hamilton
                                   Quinton N. Hamilton

Date: 18 Dec. 98                        /s/Thomas J. Howells
                                   Thomas J. Howells

Date: 12-18-98                            /s/Kathleen L. Morrison
                                   Kathleen L. Morrison